Exhibit 99.2

AYRO, INC.

CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

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AYRO, INC.

CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

TABLE OF CONTENTS

Page

FINANCIAL STATEMENTS

Balance Sheets – As of March 31, 2020 and December 31, 2019	3-4

Statements of Operations – for the three months ended March 31, 2020 and 2019	5

Statements of Stockholders’ Equity – for the three months ended March 31, 2020 and as of December 31, 2019 and the three months ended March 31, 2019 and as of December 31, 2018	6-7

Statements of Cash Flows – for the three months ended March 31, 2020 and 2019	8

NOTES TO THE CONDENSED FINANCIAL STATEMENTS	9

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AYRO, INC.

CONDENSED BALANCE SHEETS

As of March 31, 2020 and December 31, 2019

	March 31, 2020 (Unaudited)	December 31, 2019
Assets
Current Assets
Cash	$68,940	$641,822
Accounts Receivable, net of allowance for doubtful accounts of $38,778 and $36,084 as of March 31, 2020 and December 31, 2019, respectively	166,680	71,146
Inventories	1,068,187	1,118,516
Prepaid Expenses and Other Current Assets	278,556	164,399

Total Current Assets	1,582,363	1,995,883

Property and Equipment, net	490,855	489,366

Right-of-Use Asset, net	1,190,963	0

Other Assets	265,202	292,881

Total Assets	$3,529,383	$2,778,130

SEE NOTES TO THE CONDENSED FINANCIAL STATEMENTS

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AYRO, INC.

CONDENSED BALANCE SHEETS

As of March 31, 2020 and December 31, 2019

	March 31, 2020 (Unaudited)	December 31, 2019
Liabilities and Members’ Equity
Current Liabilities
Accounts Payable	$879,101	$757,077
Accrued Expenses	1,040,011	612,136
Related Party Payables	15,000	15,000
Contract Liability	71,404	0
Notes Payable, Current Portion	1,507,092	1,006,947
Lease Liability, Current Portion	229,977	0

Total Current Liabilities	3,742,585	2,391,160
Notes Payable, net of Current Portion and Discount on Debt	379,942	318,027
Lease Liability, net of Current Portion	976,607	0

Total Long Term Liabilities	1,356,549	2,709,187
Total Liabilities	5,099,134	2,709,187

Stockholders’ Equity
Preferred Stock, 7,360,985 issued and outstanding, respectively for both periods, $1.00 par value	9,025,245	9,025,245
Common Stock, 14,478,795 issued and outstanding for both periods, $0.001 par value	16,683	16,683
Additional Paid-in-Capital	5,142,118	4,985,659
Accumulated Deficit	(15,753,797)	(13,958,644)

Total Stockholders’ Equity	(1,569,751)	68,943

Total Liabilities and Stockholders’ Equity	$3,529,383	$2,778,130

SEE NOTES TO THE CONDENSED FINANCIAL STATEMENTS

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AYRO, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2020 and 2019 (Unaudited)

	2020	2019

Product Sales Revenue	$146,816	$83,951

Cost of Goods Sold	113,155	66,768
Gross Profit	33,661	17,183

Operating Expenses
Research and Development	154,699	199,734
Sales and Marketing	319,454	202,187
General and Administrative	1,249,052	783,194

Total Operating Expenses	1,723,205	1,185,115

Loss from Operations	(1,689,544)	(1,167,932)

Other Income and Expense
Other Income	16	28
Interest Expense	(105,625)	(95,185)

Net Loss	$(1,795,153)	$(1,263,089)

Weighted-average Shares used in computing diluted net loss per share	14,478,795	10,244,945

Net Loss per common share	$(0.12)	$(0.12)

SEE NOTES TO THE CONDENSED FINANCIAL STATEMENTS

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AYRO, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the three months ended March 31, 2019 and as of December 31, 2018

And the three months ended March 31, 2020 and December 31, 2019

	Preferred Stock		Common Stock		Additional		Total Stockholders’
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Equity (Deficit)

Balance at December 31, 2018	3,882,791	$4,270,507	10,244,945	$12,449	$1,119,381	$(5,293,951)	$108,386

Preferred Stock Issued for Cash	946,499	1,656,374	0	0	0	0	1,656,374

Discount on Debt Issuance	0	0	0	0	69,174	0	69,174

Stock-based Compensation	0	0	0	0	131,444	0	131,444

Net Loss	0	0	0	0	0	(1,263,089)	(1,263,089)

Balance at March 31, 2019 (Unaudited)	4,829,290	$5,926,881	10,244,945	$12,449	$1,319,999	$(6,557,040)	$702,289

Common Stock Issued for Cash	0	0	4,233,850	4,234	0	0	4,234

Preferred Stock Issued for Cash	2,531,695	3,098,364	0	0	0	0	3,098,364

Discount on Debt Issuance	0	0	0	0	424,378	0	424,378

Stock-based Compensation	0	0	0	0	3,241,282	0	3,241,282

Net Loss	0	0	0	0	0	(7,401,604)	(7,401,604)

Balance at December 31, 2019	7,360,985	$9,025,245	14,478,795	$16,683	$4,985,659	$(13,958,644)	$68,943

SEE NOTES TO THE CONDENSED FINANCIAL STATEMENTS

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AYRO, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the three months ended March 31, 2019 and as of December 31, 2018

And the three months ended March 31, 2020 and December 31, 2019

	Preferred Stock		Common Stock		Additional		Total Stockholders’
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Equity (Deficit)

Balance at December 31, 2019	7,360,985	$9,025,245	14,478,795	$16,683	$4,985,659	$(13,958,644)	$68,943

Stock-based Compensation	0	0	0	0	156,459	0	156,459

Net Loss	0	0	0	0	0	(1,795,153)	(1,795,153)

Balance at March 31, 2020 (Unaudited)	7,360,985	$9,025,245	14,478,795	$16,683	$5,142,118	$(15,753,797)	$(1,569,751)

SEE NOTES TO THE CONDENSED FINANCIAL STATEMENTS

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AYRO, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2020 and 2019 (Unaudited)

	2020	2019

Cash flows from operating activities
Net Loss	$(1,795,153)	$(1,263,089)

Adjustments to Net Loss
Depreciation and amortization	114,275	108,267
Stock-based compensation expense	156,458	131,444
Amortization of discount on debt	63,744	10,589
Amortization of right of use asset	19,717	0
(Increase) decrease in accounts receivable	(95,534)	(32,657)
(Increase) decrease in inventories	50,328	172,621
(Increase) decrease in prepaid expenses and other current assets	(114,157)	(13,065)
Increase (decrease) in accounts payable	122,024	(570,468)
Increase (decrease) in accrued expenses	427,875	90,140
Increase (decrease) in related party payables	0	(324,202)
Increase (decrease) in contract liability	71,404	(9,999)
Net cash used in operating activities	(979,019)	(1,700,419)

Cash flows from investing activities
Purchase of property and equipment	(87,547)	(184,014)
Reduction of lease liability	(4,096)	0
Cash paid for patents and other intangible assets	(538)	0
Disposals of intangible assets	0	40,294
Net cash used in investing activities	(92,181)	(143,720)

Cash flows from financing activities
Proceeds from issuance notes payable	500,000	850,000
Disbursements for repayments of notes payable	(1,682)	(51,549)
Proceeds from issuance of preferred stock	0	1,656,374
Net cash provided by financing activities	498,318	2,454,825

Net change in cash and cash equivalents	(572,882)	610,686

Beginning cash and cash equivalents	641,822	39,243

Ending cash	$68,940	$649,929

Supplemental information
Interest paid	$28,436	$26,516

Cash Payments on operating leases	$30,247	$0

Discount on Debt from issuance of Common Stock	$0	$69,174

Right-of-use asset recorded in exchange for lease liability obligation	$1,210,680	$0

SEE NOTES TO THE CONDENSED FINANCIAL STATEMENTS

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

AYRO, Inc. (the “Company”), a corporation located outside Austin, Texas, was formed under the laws of the State of Texas on May 17, 2016 as Austin PRT Vehicle, Inc. and subsequently changed its name to Austin EV, Inc. under an Amended and Restated Articles of Formation filed with the State of Texas on March 9, 2017. On July 24, 2019, the Company changed its name to Ayro, Inc. and converted its corporate domicile to Delaware. The Company was founded on the basis of promoting resource sustainability. The Company is principally engaged in manufacturing and sales of environmentally-conscious, minimal-footprint Electric Vehicles (“EV’s”). The all-electric vehicles are typically sold both directly and to dealers in the United States, Mexico and Canada. The Company also operates a rental fleet of its three-wheel autocycle, partnering with fleet operators in destination resort communities. The Company is beginning initial stages of operations and is dependent on funding from equity investors. Management plans include continuing ramping up production and sales of vehicles in 2020. Management anticipates additional funding will be required, either through additional preferred stock offers or a new equity/debt funding. Management anticipates additional funding will be required, either through a pending merger (discussed in next paragraph), additional preferred stock offers or a new equity/debt funding.

On December 19, 2019, the Company entered into a material definitive agreement (the “Merger Agreement”) to merge with DropCar, Inc. a Delaware corporation. Subject to the terms and conditions of the Merger Agreement, at the closing of the merger, each outstanding share of the Company’s common stock and preferred stock will be converted into the right to receive shares of DropCar common stock based on an agreed-to exchange ratio. Additionally, upon closing of the merger, certain investors of DropCar are committed to increasing their equity investment in the combined companies. The merger is expected to close in the first half of 2020.

On March 13, 2019, the Company entered into a strategic Definitive Agreement with Club Car, a division of Ingersoll Rand, granting exclusive rights to private-label the AEV 411 light electric truck for resale to its 535 dealer network. Club Car must order a minimum of 500 vehicles over a twelve month period in order to maintain exclusive rights to the private-label rights of the vehicles. The Company has begun shipping vehicles under this master procurement agreement.

Basis of Presentation: The accompanying financial statements have been prepared in accordance with General Accepted Accounting Principles (“GAAP”) and include the accounts of AYRO, Inc. In management’s opinion, all adjustments necessary for a fair presentation of the results of operations, financial position and cash flows for the periods shown have been made.

The Condensed Balance sheets and the Condensed Statements of Operations, Stockholders’ Equity and Cash Flows included in this report have been prepared by the Company. In our opinion, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as March 31, 2020 and results of operations and cash flows for all periods have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the Unites States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition:

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The Company adopted the ASU No. 2014-09 for the year ended December 31, 2019. The Company did not record a cumulative effect adjustment to retained earnings upon adoption and comparable period financial statement amounts have not been adjusted. The Company’s reported results in 2019 would not have been different if reported under the previous accounting standard.

Product revenue from customer contracts is recognized on the sale of each electric vehicle as vehicles are shipped to customers. The majority of our vehicle sales orders generally have only one performance obligation: sale of complete vehicles. Ownership and risk of loss transfers to the customer based on FOB shipping point and freight charges are the responsibility of the customer. Payments are typically received at the point control transfers or in accordance with payment terms customary to the business. Vehicle product revenue for the three-months ended March 31, 2020 and 2019 were $124,365 and $76,843, respectively. The Company provides product warranties to assure that the product complies with agreed upon specifications. Customers do not have the option to purchase a warranty separately; as such, warranty is not accounted for as a separate performance obligation.

Amounts billed to customers related to shipping and handling are classified as shipping revenue, and we have elected to recognize the cost for freight and shipping when control over vehicles has transferred to the customer as an operating expense. Our policy is to exclude taxes collected from a customer from the transaction price of automotive contracts. Shipping revenue for the three-months ended March 31, 2020 and 2019 were $15,405 and $6,490, respectively.

Subscription revenue from revenue sharing with Destination Fleet Operators (“DFO’s”) and other vehicle rental agreements is recorded in the month the vehicles in the Company’s fleet is rented. The Company established its rental fleet in late March 2019. For the rental fleet, the Company retains title and ownership to the vehicles and places them in DFO’s in resort communities that typically rent golf cars for use in those communities as well as food service delivery. Subscription revenue from revenue sharing activities for the three-months ended March 31, 2020 and 2019 were $1,786 and $618, respectively.

Services and other revenue consist of non-warranty after-sales vehicle services. Service and replacement parts revenue for the three-months ended March 31, 2020 and 2019 were $5,261 and $0, respectively.

Payments received in advance of the delivery of vehicles or performance of services are reported in the accompanying balance sheets as contract liability.

Cash and Cash Equivalents: For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of 90 days or less to be cash. The Company maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk.

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable: Accounts receivable are recognized and carried at net realizable value. An allowance for doubtful accounts is maintained and reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts. As of March 31, 2020 and December 31, 2019, management has determined that an allowance for $38,778 and $36,084, respectively, is reasonable to absorb any losses which may arise. In the event that actual losses differ from our estimate, the results of future periods may be impacted. All accounts receivable are made on an unsecured basis. The Company considered the impact of COVID-19 in its analysis of receivables and determined that allowance for doubtful accounts was appropriate at March 31, 2020.

Inventories: Inventories are reported at the lesser of cost (using the first-in, first-out method “FIFO”) or net realizable value. Inventories consist of purchased chassis, cabs, batteries, truck beds/boxes, component parts as well as freight, tariffs, duties and other transport-in costs. Inventories are categorized as raw materials, work-in-process and finished goods as of March 31, 2020 and December 31, 2019. Work-in-process and finished goods include labor and overhead costs. The Company considered the impact of COVID-19 on its recorded value of inventory and determined no adjustment was necessary.

Property, Plant and Equipment: Property, plant and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years. Leasehold improvements are amortized over the life of the assets or the remaining period of the lease, whichever is shorter. Depreciation expense for the three months ended March 31, 2020 and 2019 was $86,058 and $83,280, respectively.

Intangible Assets: Intangible assets consist of the cost in registering patents for the Company’s unique inventions. Such patent-related expenses are recorded at their estimated fair value on the date of cost encumbrance and are being amortized over estimated life of 5 years. Intangible assets also include investments made with the supply chain partner, who is also an investor, for tooling and assembly line configuration. Amortization expense for the three months ended March 31, 2020 and 2019 was $28,217 and $24,987, respectively.

The Company follows FASB Accounting Standards Codification (“ASC”) 360, Accounting for Impairment or Disposal of Long-Lived Assets. ASC 360 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in ASC 360 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell. Management has determined that there is no impairment as of March 31, 2020.

Contract Liability: Customer invoices where payment has been received, yet product has not shipped, and therefore revenue cannot be recognized are recorded as a current liability under contract liability. As of March 31, 2020 and December 31, 2019, contract liability was recorded as current liabilities of $71,404 and $0, respectively.

Deferred Rent: The Company recognizes the minimum non-contingent rents required under operating leases as rent expense on a straight-line basis over the lives of the leases, with differences between amounts recognized as expense and the amounts actually paid recorded within the accrued expenses on the accompanying balance sheets. As of March 31, 2020 and December 31, 2019, deferred rent was recorded as current liabilities of $20,705 and $0, respectively.

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warranties: The Company records a reserve for warranty repairs upon the initial delivery of vehicles to its dealer network. The Company provides a product warranty on each vehicle including powertrain, battery pack and electronics package. Such warranty matches the product warranty provided by its supply chain for warranty parts for all unaltered vehicles and is not considered a separate performance obligation. The supply chain warranty does not cover warranty-based labor needed to replace a part under warranty. Warranty reserves include management’s best estimate of the projected cost of labor to repair/replace all items under warranty. The Company reserves a percentage of all dealer-based sales to cover an industry-standard warranty fund to support dealer labor warranty repairs. Such percentage is recorded as a component of cost of revenues in the statement of operations. As of March 31, 2020 and December 31, 2019, warranty reserves were recorded as current liabilities of $29,171 and $27,375, respectively.

Leases: Operating lease assets are included within operating lease right-of-use assets, and the corresponding operating lease liabilities are included within accrued liabilities and other for the current portion, and within other long-term liabilities for the long-term portion on our consolidated balance sheet as of March 31, 2020 and December 31, 2019. Finance lease assets are included within property, plant and equipment, net, and the corresponding finance lease liabilities are included within current portion of long-term debt and finance leases for the current portion, and within long-term debt and finance leases, net of current portion for the long-term portion on our consolidated balance sheet as of March 31, 2020 and December 31, 2019.

The Company has elected not to present short-term leases on the consolidated balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that the Company is reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, the Company used our incremental borrowing rate based on the information available at adoption date in determining the present value of lease payments.

Stock Based Compensation: The Company accounts for stock-based compensation in accordance with the guidance of FASB ASC 718, Compensation – Stock Compensation. Under the fair value recognition provisions of FASB ASC 718, which requires all stock-based compensation costs to be measured at the grant date based on the fair value of the award and is recognized as compensation expense ratably over the period the services are rendered, which is generally the option vesting period. The Company uses the Black-Scholes option pricing method to determine the fair value of stock options and thus determining compensation expense associated with the grant.

The Company measures stock-based compensation expense for its non-employees and consultants under FASB ASC 505-50, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods and Services”. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the underlying equity instrument. The fair value of the equity instrument is charged directly to compensation expense and additional-paid-in capital over the period during which services are rendered.

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Earnings or Loss per Share: The Company’s computation of earnings (loss) per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., common stock warrants and common stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share is the same for all periods presented because all common stock warrants and common stock options outstanding were anti-dilutive.

At March 31, 2020 and 2019, the Company excluded the outstanding warrant and option securities, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

Income Taxes: The Company accounts for income tax using an asset and liability approach, which allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The accounting for deferred income tax calculation represents the management’s best estimate on the most likely future tax consequences of events that have been recognized in our financial statements or tax returns and related future anticipation. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company evaluates uncertainty in income tax positions based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.

As of March 31, 2020 and December 31, 2019, there were no accruals for uncertain tax positions.

Use of Accounting Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Fair Value Measurements: The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets
●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active
●	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate the fair value because of the immediate or short-term maturities of the financial instruments. As of March 31, 2020 and December 31, 2019, the Company did not have any level 2 or level 3 instruments.

Concentrations: For the three months ended March 31, 2020 and 2019, the Company purchased 95% and 100%, respectively, of its vehicle parts that it assembles from one supplier, a related entity (Note 13). Any disruption in the operation of this supplier could adversely affect the Company’s operations.

For the three months ended March 31, 2020 and 2019, the Company had one customer that accounted for 100% and 85% of its revenue, respectively.

Recent Accounting Pronouncements: In February 2016, the FASB issued ASU No. 2016-02 (“ASC 842”), Leases, to require lessees to recognize all leases, with certain exceptions, on the balance sheet, while recognition on the statement of operations will remain similar to lease accounting under ASC 840. Subsequently, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, ASU No. 2018-11, Targeted Improvements, ASU No. 2018-20, Narrow-Scope Improvements for Lessors, and ASU 2019-01, Codification Improvements, to clarify and amend the guidance in ASU No. 2016-02. ASC 842 eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. The Company adopted ASC 842 as of January 1, 2019 using the cumulative effect adjustment approach (“adoption of the new lease standard”). In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which allowed us to carry forward the historical determination of contracts as leases, lease classification and not reassess initial direct costs for historical lease arrangements. Accordingly, previously reported financial statements, including footnote disclosures, have not been recast to reflect the application of the new standard to all comparative periods presented. The adoption had a material impact on our Condensed Balance Sheets but did not have a significant impact on our Condensed Statements of Operations or our Condensed Statements of Cash Flows. The most significant impact was the recognition of the right-of-use (“ROU”) assets and lease liabilities on our Condensed Balance Sheets. See Note 7.

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts and customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2017, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of the adoption. The Company adopted the ASU No. 2014-09 for the year ended December 31, 2018. The adoption of the ASU did not have a material effect on the Company’s financial statements.

Going Concern: The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management’s plans include completing a reverse merger with DropCar, Inc., a Delaware corporation under a merger agreement signed on December 19, 2019. Upon closing of the merger, certain investors of DropCar are committed to increasing their equity investment in the combined companies. Such equity investment is expected to support the Company’s operations for at least fifteen months. The merger is expected to close in the first half of 2020. Additionally, the Company will continue to raise capital through additional funding sources, growing its dealer channel base to increase product sales revenue, and expanding its product portfolio offerings. If the Company cannot achieve its operating plan, the Company may find it necessary to dispose of assets or undertake other actions, as may be appropriate.

NOTE 2 – ACCOUNTS RECEIVABLE

Accounts receivable at March 31, 2020 and December 31, 2019 consist of amounts due from invoices issued and product delivered to various customers. The components of accounts receivable are:

	31 Mar 2020 (Unaudited)	31 Dec 2019

Billed Receivables	$205,458	$107,230
Less Allowance for Doubtful Accounts	(38,778)	(36,084)

Total	$166,680	$71,146

All billed receivable amounts are expected to be collected during this fiscal year.

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 3 – INVENTORIES

Inventories at March 31, 2020 and December 31, 2019 were summarized as follows:

	31 Mar 2020 (Unaudited)	31 Dec 2019

Raw Material	$429,613	$554,913
Work-in-Process	62,442	64,631
Finished Goods	576,132	498,972

Total Inventories	$1,068,187	$1,118,516

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2020 and December 31, 2019:

	31 Mar 2020 (Unaudited)	31 Dec 2019

Computers and Equipment	$523,363	$520,586
Furniture and Fixtures	115,371	111,347
Leasehold Improvements	198,643	117,897
Prototypes	218,682	218,682
Rental Fleet	272,116	272,116
Computer Software	54,516	54,516
	1,382,691	1,295,144

Less Accumulated Depreciation and Amortization	(891,836)	(805,778)

Net Property and Equipment	$490,855	$489,366

Depreciation expense for the three months ended March 31, 2020 and 2019 was $86,058 and $83,280, respectively

The Company considered the impact COVID-19 may have had on the carrying value of its property and equipment and determined that no impairment loss had occurred. We will continue to assess COVID-19’s impact on our business including any indicators of impairment of property and equipment.

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AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following at March 31, 2020 (Unaudited):

	Cost	Accumulated Amortization	Net Book Value	Average Useful Life (years)

Supply-chain development	$395,249	$217,829	$177,420	4-5
Patents & Trademarks	56,584	17,558	39,026	4-5
	$451,833	$235,387	$216,446

Amortization expense for the three months ended March 31, 2020 and 2019 was $28,217 and $24,987 respectively. The definite lived intangible assets have no residual value at the end of their useful lives. Estimated amortization expense for the next five years as of March 31, 2020 is as follows:

2020 (remainder of year)	$84,719
2021	$105,461
2022	$21,139
2023	$5,105
2024	$22
$216,446

During the first quarter of 2020, the Company reviewed the carrying value of intangible assets due to the events and circumstances surrounding the COVID-19 pandemic. The Company does not believe the impact of the COVID-19 has created an impairment loss on the Company’s intangible assets. Accordingly, no there was no impairment loss recognized on the Company’s intangible assets during the three months ended March 31, 2020.

NOTE 6 – AMOUNTS PAYABLE – RELATED PARTY

The Company had received short-term expense advances from its founders. As of March 31, 2020 and December 31, 2019, the amounts outstanding were $15,000 for both periods ended.

In December 2019, Cenntro Automotive Group, the Company’s primary supplier, agreed to convert $1,100,000 of trade accounts payable due from the Company to 1,100,000 shares of the Company’s Series Seed 3 preferred stock. As of March 31, 2020 and 2019, the amounts outstanding to Cenntro Automotive Group for trade accounts payable were $69,825 and $1,469,296, respectively.

In October 2019, the Company received term loan from a founding board member as reported in Note 8 – Debt.

NOTE 7 – OPERATING LEASES

The Company is obligated, as lessee, under cancelable operating leases for office and manufacturing space in Texas.

17 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 7 – OPERATING LEASES (Continued)

In 2019 the Company entered into a new lease agreement for office and manufacturing space. The lease commencement date was January 16, 2020. In connection with the adoption of Topic 842, the Company has elected to treat the lease and non-lease components as a single component. In addition, the Company has elected to not record short-term leases as a right to use asset and corresponding lease liability.

As of March 31, 2020, the Company reports supplemental balance sheet information related to leases was as follows:

Operating Leases	Classification
Right-of-use asset		$1,210,680
Less: Accumulated Amortization		$(19,717)
Net Right-of-use asset	Operating lease assets	$1,190,963

Current lease liabilities	Current operating lease liabilities	$229,977
Non-current lease liabilities	Long-term operating lease liabilities	$976,607
		$1,206,584

In determining the net present value of the future lease liability and corresponding right-of-use asset, the following assumptions were used:

Remaining lease term (years)	7.17
Incremental borrowing rate applied	10.41%

The following is a schedule for the next seven years and thereafter of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2019:

2020 (remainder)	$202,422
2021	$275,065
2022	$281,422
2023	$287,969
2024	$294,713
Thereafter	$662,144

Total rent expense for the three months ended March 31, 2020 and 2019 was $106,520 and $46,561, respectively.

Total amortization expense for the right-to-use asset for the three months ended March 31, 2020 and 2019 was $19,717 and $0, respectively.

18 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 8 – DEBT

In the third quarter of 2019, the Company received cash in exchange for term loans from five individual lenders, totaling $250,000. Additionally, one lender holding convertible debt, as reported in Note 9 below, converted $100,000 of principle to a term loan. In the fourth quarter of 2019, the Company received cash of $75,000 in exchange for a term loan from an individual lender. The terms for the notes were for twelve months, with twelve percent (12%) interest payable quarterly. The Company issued 1.056 shares of the Company’s common stock to the lenders for each dollar borrowed for an aggregate of 369,600 shares of common stock. A discount on debt related to the common stock issuance of $187,675 was recorded and is being amortized over the life of the notes. In December 2019, $425,000 of principal and associated interest were converted to 433,819 shares of the Company’s Series Seed 3 preferred stock.

In October 2019, the Company received $500,000 under a 120-day bridge term loan bearing interest at the rate of 14% per annum, payable quarterly, from Mark Adams, a founding board member. As an inducement for the bridge loan, the Company granted Mr. Adams 528,000 shares of common stock. On December 13, 2019, Mr. Adams agreed to extend the maturity date for this loan until April 30, 2021 in exchange for the Company’s issuance of 500,000 shares of common stock. A discount on debt of $343,746 was recorded in the transaction and is being amortized over the life of the debt.

In December 2019, a local marketing firm agreed to convert 90% of trade accounts payable the Company owed that firm to a term loan with a principal amount of $137,729.03 and bearing interest at the rate of 15% per annum, payable quarterly, with a maturity date of May 31, 2021. The Company also issued the marketing firm 66,000 shares of common stock in conjunction with this term loan. A discount on debt of $46,683 was recorded in the transaction and is being amortized over the life of the debt.

NOTE 9 – CONVERTIBLE DEBT

In the first quarter of 2019, the Company received cash in exchange for convertible promissory notes from seven individual lenders, totaling $800,000. The terms for the notes were sixty (60) days with an additional sixty-day extension to be exercised at the discretion of the Company. The notes accrued interest at twelve (12%) for the first sixty days and at fifteen percent (15%) for the sixty-day extension. The lenders have the option to convert the notes and accrued interest for Series Seed 2 Preferred Stock at $1.75 per share before the sixty-day extension period has expired. In May 2019, four lenders converted $350,000 of principal and $9,062 of accrued interest into 205,178 of the Company’s Series Seed 2 Preferred Stock. In September 2019, one lender converted $100,000 of convertible notes to a twelve-month term loan identified in Note 8 above. Additionally, two lenders redeemed $60,000 principle from their outstanding note. Warrants to purchase up to 97,500 of AYRO’s common stock at a price of $2.00 per share were issued in connection with the notes. The warrants issued have a five-year life. Interest expense associated with the warrants for the three months ended March 31, 2020 and 2019 was $0 and $22,462, respectively. A discount on debt related to the warrant issuance of $69,173 was recorded and is being amortized over the life of the notes. In December 2019, the remaining $290,000 in principal and associated accrued interest was converted to 343,482 shares of the Company’s Series Seed 3 preferred stock. For the three months ended March 31, 2020 and 2019, interest expense of $0 and $10,589, respectively, was recorded to reflect the beneficial conversion feature of the debt.

19 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 9 – CONVERTIBLE DEBT (Continued)

In December of 2019, the Company received cash in exchange for convertible promissory notes from five institutional lenders totaling $1,000,000. The maturity date of the notes is the earlier of (1) the closing of the merger, (2) May 31, 2020, or (3) ninety (90) days the Company determines not to proceed with the merger. The notes accrued interest at five percent (5%). Immediately prior to the consummation of the merger transaction, the outstanding principal and accrued interest will convert into the number of shares of the Company that will be exchangeable for such number of shares of DropCar, such that upon closing of the merger, will represent 7.03% of the issued and outstanding shares of the combined companies.

In February of 2020, the Company received cash in exchange for convertible promissory notes from three institutional lenders totaling $500,000. The maturity date of the notes is the earlier of (1) the closing of the merger with DropCar, Inc., (2) May 31, 2020, or (3) ninety (90) days the Company determines not to proceed with the merger. The notes accrued interest at seven percent (7%). Immediately prior to the consummation of the merger transaction, the outstanding principal and accrued interest will convert into the number of shares of the Company that will be exchangeable for 500,000 shares the post-merger combined company prior to any stock splits or reverse splits.

Future maturities of debt are as follows:

Year Ended December 31,	Amount

2020 (remainder of year)	$1,505,263
2021	$645,276
2022	$8,202
2023	$5,859
Total Debt	$2,164,600
Less: Debt Discount	$(277,566)
Subtotal	$1,887,034
Less: Current Portion	$(1,507,092)
Long Term Debt	$379,942

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock: The Company is authorized to issue 8,472,500 shares of preferred stock, no par value, of which 3,272,500 shares were designated as Series Seed-1 Preferred Stock, 2,200,000 shares were designated as Series Seed-2 Preferred Stock and 3,000,000 shares were designated as Series Seed-3 Preferred Stock. As of March 31, 2020, 3,272,500 shares of Series Seed-1 Preferred Stock, 1,907,683 shares of Series Seed-2 Preferred Stock and 2,180,802 shares of Series Seed-3 Preferred Stock were issued and outstanding.

20 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 10 – STOCKHOLDERS’ EQUITY (Continued)

The Series Seed Preferred Stock is convertible at any time after issuance at the option of the holder into the Company’s Common Stock on a 1-for-1 basis. The Series Seed Preferred Stock is also subject to mandatory conversion provisions upon either (i) immediately prior to the closing off a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended covering the offer and sale of the Company’s Common Stock; or, (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Preferred Stock then outstanding. In the event the outstanding shares of Common Stock are subdivided (by stock split, stock dividend, reverse split or otherwise), the shares of Series Seed Preferred Stock will be adjusted ratably to maintain each share’s ownership percentage. The Series Seed Preferred Stock Stockholders are entitled to equal voting rights to common stockholders on an as-converted basis and receive preference to common stockholders upon liquidation. During the first two quarters of 2018, 2,300,000 shares of Series Seed 1 Preferred Stock were sold for $1.00 per share for a cash proceeds of $2,300,000. Of these shares, 80,000 shares were issued to a related party. Also, during the first two quarters of 2018, 250,000 shares of Series Seed 1 Preferred Stock were redeemed for $1.00 per share for cash of $250,000. During the last two quarters of 2018, 210,291 shares of Series Seed 2 Preferred Stock were sold for $1.75 per share for a cash proceeds of $368,000. Additionally, 400,000 shares of Series Seed 2 Preferred Stock were sold for $1.58 per share for a cash proceeds of $630,007. During the first half of 2019, 1,092,215 shares of Series Seed 2 Preferred Stock were sold for $1.75 per share for a cash proceeds of $1,911,375. During the second quarter of 2019, 238,500 shares of Series Seed 3 Preferred Stock were sold for $2.00 per share for a cash proceeds of $477,000. During the third quarter of 2019, 65,000 shares of Series Seed 3 Preferred Stock were sold for $2.00 per share for a cash proceeds of $130,000. During the fourth quarter of 2019, 777,301 shares of Series Seed 3 Preferred Stock were issued at $1.00 per share in exchange for cancellation of $777,301 of notes payable and accrued interest. Additionally, during the fourth quarter of 2019, 1,100,000 shares of Series Seed 3 Preferred Stock were issued at $1.00 per share in exchange for cancellation of $1,100,000 of trade accounts payable from a single supplier.

Common Stock: The Company is authorized to issue 34,820,000 shares of Common Stock, par value $0.001. As of March 31, 2020, 14,478,795 shares were issued and outstanding.

On February 1, 2017, the Company executed a 10-for-1 stock split on all authorized, issued and outstanding shares of stock.

On February 7, 2017, the Company entered into a Stock Purchase Agreement (“SPA”) with Cenntro Automotive Group (“Cenntro”) to purchase 3,000,000 shares of the company’s Common Stock at $0.15 per share. As consideration, the Company received $50,000 in cash, $92,061 of inventory and $307.939 of assembly line design, setup and tooling which is being used to mass-produce the Company’s 411 electric vehicle.

On December 16, 2019, the Company issued 66,000 shares of the Company’s common stock to a local marketing firm as an incentive for the conversion of 90% of trade accounts payable the Company owed that firm into a term loan. See marketing firm term loan disclosed in Note 8 – Debt.

The Company has reserved a total of 6,410,000 shares of its Common Stock pursuant to the Long-Term Incentive Plan (“LTIP”) (see Note 11). The Company has 3,662,952 stock options outstanding under this plan as of March 31, 2020.

NOTE 11 – STOCK-BASED PAYMENTS

Long Term Incentive Plan: The Company grants stock options and warrants pursuant to the 2017 Long Term Incentive Plan (“LTIP”) effective January 1, 2017. The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line method basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete.

21 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

Determining the appropriate fair value of the stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and the expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. As a result, if factors change and different assumptions are used, stock-based compensation expense could be materially different for future awards.

The Company uses the following inputs when valuing stock-based awards. The expected life of the employee stock options was estimated using the “simplified method”, as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the valuation firm uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

Stock-based compensation as a result of stock option awards is included in the statement of operations as follows for the three months ended March 31, 2020 and 2019:

	2020 (Unaudited)	2019 (Unaudited)

Research and development	$15,872	$31,658
Sales and marketing	$34,584	$1,416
General and administrative	$83,946	$37,544

See below for the weighted average variables used in assessing the fair value at the grant dates:

	2020	2019

Expected life (years)	3.0	3.0
Risk-free interest rate	0.29%	1.62%
Expected volatility	74.4%	71.0%
Total grant date fair value	$0.99	$0.94

Total compensation cost related to non-vested awards not yet recognized as of March 31, 2020 was $785,257 and will be recognized on a straight-line basis through the end of the vesting periods in 2021. Future stock option compensation expense related to these options to be recognized during the years ending December 31, 2020 (remainder), 2021 and 2022 is expected to be approximately $356,229, $281,142 and $147,886, respectively. The amount of future stock option compensation expense could be affected by any future option grants or by any forfeitures.

22 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

The following table reflects the stock option activity for the three months ended March 31, 2020 and year ended December 31, 2019.

	Number of Shares	Weighted Average Exercise Price	Contractual Life (Years)

Outstanding at January 1, 2019	3,300,000	$0.667	5.80

Granted	3,265,000	0.966	5.56
Exercised	0
Cancellations	1,750,000	0.841	5.61
Forfeitures	1,160,000	0.841	5.61

Outstanding at December 31, 2019	3,655,000	$0.796	5.73

Granted	32,952	0.990	5.00
Exercised	0
Cancellations	0
Forfeitures	25,000	0.667	5.80

Outstanding at March 31, 2020	3,662,952	$0.797	5.73

Of the outstanding options, 2,147,947 and 1,840,359 were vested and exercisable as of March 31, 2020 and December 31, 2019, respectively.

As of March 31, 2020, 2,747,048 options are still issuable under the LTIP.

Warrants: The Company grants stock warrants pursuant to the 2017 Long Term Incentive Plan (“LTIP”) effective January 1, 2017. The Company measures consultant and debtholder stock-based awards at grant-date fair value and recognizes contractor consulting expense for contractor warrants and interest expense for debtholder warrants on a straight-line method basis over the vesting period of the award. Grants to consultants are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete. Grants to debtholders are expensed on a straight-line basis over the term of the debt facility.

Determining the appropriate fair value of the warrants requires the input of subjective assumptions, including the fair value of the Company’s common stock, the expected life of the warrant, and the expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its warrants granted. The assumptions used in calculating the fair value of warrant grants are based on periodic valuations performed by an independent third-party valuation firm. As a result, if factors change and different assumptions are used, stock-based compensation expense could be materially different for future awards.

23 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

The Company uses the following inputs when valuing stock-based awards. Warrants to purchase the Company’s common stock granted to consultants are granted based on a five (5) year life. For stock price volatility, the valuation firm uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

Stock-based compensation, for warrants is included in the statement of operations as follows for the three months ended March 31, 2020 and 2019:

	2020 (Unaudited)	2019 (Unaudited)

General and administrative	$22,056	$60,826

See below for the weighted average variables used in assessing the fair value at the grant dates:

	2020	2019

Expected life (years)	5.0	5.0
Risk-free interest rate	0.29%	1.62%
Expected volatility	74.4%	73.2%
Total grant date fair value	$0.99	$0.94

The following table reflects the stock warrant activity for the three months ended March 31, 2020 and year ended December 31, 2019.

	Number of Shares	Weighted Average Exercise Price	Contractual Life (Years)
Outstanding at January 1, 2019	473,000	$2.00	5.00

Granted	1,220,000	2.00	5.00
Exercised	0	—
Forfeitures	0	—	—

Outstanding at December 31, 2019	1,693,000	$2.00	5.00

Granted	0	2.00	5.00
Exercised	0	—
Forfeitures	0	—	—

Outstanding at March 31, 2020	1,693,000	$2.00	5.00

24 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

Of the outstanding warrants, all 1,693,000 were vested and exercisable as of March 31, 2020 and December 31, 2019. Consulting expense of $22,056 and $38,364 was recorded in connection with of warrants for the three months ended March 31, 2020 and 2019, respectively. Additionally, interest expense of $0 and $22,462 was recorded in connection with of warrants for the three months ended March 31, 2020 and 2019, respectively.

Stock Grants: In October 2019, the Company granted 850,000 shares of the Company’s common stock to Sustainability Initiatives, LLC, an entity controlled by two of the Company’s founding board members as compensation for the termination of the consulting agreement with that entity. Stock-based compensation of $908,650 was recorded in the transaction.

In October, 2019, the Company granted 528,000 shares of the Company’s common stock to Mark Adams, a founding board member, as consideration in providing a $500,000 150-day term loan to the Company. In December, 2019, the Company granted an additional 500,000 shares of the Company’s common stock to Mr. Adams as consideration for extending the term date of the loan to April 30, 2021. A discount on debt of $343,746 was recorded in the transaction.

In December 2019, the Company granted 1,593,550 shares of the Company’s common stock to Sustainability Initiatives, LLC and two of the Company’s founding board members as compensation for cancelling options to purchase 1,750,000 shares of the Company’s common stock. Stock-based compensation of $1,496,343 was recorded in the transaction.

In December 2019, The Company granted 247,500 shares of common stock as compensation for consulting services to Sustainability Consultants, LLC, an entity that is controlled by Mark Adams, Will Steakley and John Constantine, who are principal stockholders of the Company. Stock-based compensation of $232,403 was recorded in the transaction.

The Company measures stock grants at grant-date fair value and recognizes contractor consulting expense on a straight-line method basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete. The fair value of the stock grants was determined based on the fair market value of the Company’s common stock as determined by an independent third-party valuation firm.

25 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 12- INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets as of March 31, 2020 and December 31, 2019 are summarized below:

	31 Mar 2020	31 Dec 2019

Net operating loss carryforwards	$10,289,416	$8,768,915
Basis of property and equipment	529,181	487,356
Other	4,306,231	4,147,079
Total gross deferred tax assets	15,124,828	13,403,350
Less valuation allowance	(15,124,828)	(13,403,350)

Net deferred tax assets	$0	$0

As of March 31, 2020 and December 31, 2019, management was unable to determine if the Company’s deferred tax assets would be realized, and if realized, unable to determine the timing and the effective tax rates that they would be determined. The Company has therefore recorded a valuation allowance of $15,124,828 and $13,403,350 for the three months ended March 31, 2020 and year ended December 31, 2019, respectively. Additionally, the Company had Net Operating Losses of $10,289,416 and $8,768,915 for the three months ended March 31, 2020 and year ended December 31, 2019, respectively.

No federal tax provision has been provided for the three months ended March 31, 2020 or year ended December 31, 2019 due to the losses incurred during such periods.

NOTE 13 – RELATED-PARTY TRANSACTIONS

On March 1, 2017, the Company entered into a royalty-based agreement with Sustainability Initiatives, LLC (“SI”) that is controlled by two of the three Company board members in the effort to accelerate the start-up of the Company’s operations. In return for acceleration assistance and for serving the Chief Visionary Officer role, the agreement pays a monthly retainer of $6,000 per month. Additionally, options to purchase 350,000 shares of the Company’s common stock were issued with an option price of $0.67 per share, vesting semi-annually over a three-year period. On a quarterly basis, the Company remitted a royalty of a percentage (see table below) of company revenues less the retainer amounts for the measurement quarter paid to date.

Revenues	Royalty Percentage

$0 - $25,000,000	3.0%
$25,000,000 - $50,000,000	2.0%
$50,000,000 - $100,000,000	1.0%
Over $100,000,001	0.5%

26 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 13 – RELATED-PARTY TRANSACTIONS (Continued)

Effective January 1, 2019, the Company agreed to an amendment with SI to reduce the royalty percentage to 0.5%. In relation to this amendment, the Company granted the SI members an additional 1,400,000 LTIP stock options to vest over a six-month vesting term. On October 15, 2019 the Company and the SI members agreed to terminate the agreement in full in exchange for 850,000 shares of the Company’s common stock. Stock-based compensation of $908,650 was recorded on the transaction in October 2019 on the statement of operations as consulting expenses within the general and administrative section.

On December 9, 2019, the Company and the SI members agreed to cancel the outstanding options to purchase 1,750,000 shares of the Company’s common stock in exchange for 1,593,550 shares of the Company’s common stock. Stock-based compensation of $1,496,343 was recorded for the transaction in December 2019 on the statement of operations as consulting expenses within the general and administrative section.

On April 1, 2017, the Company entered into a fee-for-service agreement with SI. In return for accounting, marketing, graphics and other services, the Company pays fixed, market-standard hourly rates under the shared services agreement as services are rendered. As of March, 31, 2020 and December 31, 2019, the Company had a balance outstanding to SI for $12,150 for both periods. Total expenses paid or payable SI were $0 and $18,000 for the three months ended March 31, 2020 and 2019, respectively.

In 2017, the Company executed a supply chain contract with Cenntro, a manufacturer located in the Peoples’ Republic of China. Currently, the Company purchases 100% of its vehicle chassis, cabs and wheels through this supply chain relationship with Cenntro. Contract terms are industry standard and represent arms-length market pricing. The Company must sell a minimum number of units in order to maintain its exclusive supply chain contract. The company is in default of the exclusive term of the contract; however, the default has been waived.

In January 2019, the Company entered into a fee-for-service consulting agreement with Sustainability Consultants, LLC, an entity that is controlled by Mark Adams, Will Steakley and John Constantine, who are principal stockholders of the Company. In exchange for consulting services provided, paid $189,238 in consulting fees to the firm. Additionally, the Company granted warrants to purchase 652,500 shares of the Company’s common stock. The warrants have an exercise price of $2.00 per share with a five-year life. Stock-based compensation consulting expense of $260,733 was recorded in the general and administrative expenses on the statement of operations in 2019 in conjunction with the warrant grant. The Company also granted 247,500 shares of the Company’s common stock and recorded stock-based compensation of $232,403 related to the common stock transaction.

In October, 2019, the Company granted 528,000 shares of the Company’s common stock to Mark Adams, a founding board member, as consideration in providing a $500,000 150-day term loan to the Company. In December, 2019, the Company granted an additional 500,000 shares of the Company’s common stock to Mr. Adams as consideration for extending the term date of the loan to April 30, 2021. A discount on debt of $343,746 was recorded in the transaction

In December 2019, Cenntro agreed to convert $1,100,000 of trade accounts payable due from the Company to 1,100,000 shares of the Company’s Series Seed 3 preferred stock

27 |	Page

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2020 and 2019

NOTE 13 – RELATED-PARTY TRANSACTIONS (Continued)

As of March 31, 2020 and December 31, 2019, the amounts outstanding to Cenntro for trade accounts payable were $69,825 and $83,955, respectively.

NOTE 14 – SUBSEQUENT EVENTS

Management has evaluated subsequent events for disclosure in these financial statements through April 30, 2020, which is the date the financial statements were available to be issued and has not identified any material events requiring disclosure other than identified below.

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus a “pandemic.” First identified in late 2019 and now known as COVID-19, the outbreak has impacted thousands of individuals worldwide. In response, many countries have implemented measures to combat the outbreak that have impacted global business operations. As of the date of the condensed financial statements, our operations have not been significantly impacted; however, we continue to monitor the situation. No impairments were recorded as of the consolidated balance sheet date, as the carrying amounts of our assets are expected to be recoverable; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while our results of operations, cash flows, and financial condition could be negatively impacted, the extent of the impact cannot be reasonably estimated at this time.

In April 2020, the Company issued a promissory note payable to an individual investor providing $600,000 of short-term financing. The notes are to be repaid upon the earlier of (1) closing date of the pending DropCar merger or (2) July 14, 2020. The note carries an interest rate of fifteen percent (15%) and are issued with a subordinated security lien on the assets of the Company. Fifty percent (50%) of the principle amount is personally guaranteed by Mark Adams, a founding board member. In conjunction with the notes, common stock representing two percent (2%) of the combined company’s post-merger outstanding common stock was granted each to the lender and to Mr. Adams as compensation for his personal guarantee.

In May 2020, the Company received a $218,000 loan from its primary bank under the Paycheck Protection Program administered by the Small Business Administration. The note carries a two-year maturity at a one percent interest rate. No payments are required for six months. The note may be partially forgivable based on achievement of certain continued employment milestones.

On May 28, 2020, the Company closed its merger with DropCar, Inc. pursuant to the terms and conditions of the Merger Agreement dated December 19, 2019.

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